UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Hatteras Financial Corp.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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110 Oakwood Drive, Suite 340

Winston Salem, North Carolina 27103

(336) 760-9331

March 26, 2010

Dear shareholder:

The board of directors and executive officers of Hatteras Financial Corp., a Maryland corporation, join me in extending to you a cordial invitation to attend the 2010 annual meeting of our shareholders. This meeting will be held on Wednesday, May 5, 2010, at 10:00 a.m., local time, at the Old Town Club, 2875 Old Town Club Road, Winston Salem, North Carolina 27106.

Pursuant to rules adopted by the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice”) on or about March 26, 2010 to our shareholders of record on March 16, 2010. The Notice contains instructions for your use of this process, including how to access our proxy statement and annual report over the Internet, how to authorize your proxy to vote online and how to request a paper copy of the proxy statement and annual report.

If you are unable to attend the meeting in person, it is very important that your shares be represented and voted at the annual meeting. You may authorize your proxy to vote your shares over the Internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You may also vote by telephone as described in your proxy card. If you vote your shares over the Internet, by mail or by telephone prior to the annual meeting, you may nevertheless revoke your proxy and cast your vote personally at the meeting.

We look forward to seeing you on May 5, 2010.

Sincerely,

Michael R. Hough
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 5, 2010

To our shareholders:

You are cordially invited to attend the 2010 annual meeting of the shareholders of Hatteras Financial Corp., a Maryland corporation, which will be held at the Old Town Club, 2875 Old Town Club Road, Winston Salem, North Carolina 27106, on May 5, 2010 at 10:00 a.m., local time. At the meeting, shareholders will consider and vote on the following matters:

1.	the election of six directors to hold office until our 2011 annual meeting of shareholders and until his successor has been duly elected and qualifies;

2.	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

3.	the consideration and approval of the 2010 Equity Incentive Plan.

In addition, shareholders will consider and vote on such other business as may properly come before the annual meeting, including any adjournments or postponements of the meeting.

If you own shares of our common stock as of the close of business on March 16, 2010, you can vote those shares by proxy or at the meeting.

Whether or not you plan to attend the meeting in person, please authorize your proxy to vote your shares over the Internet, as described in the Notice of Internet Availability of Proxy Materials (“Notice”). Alternatively, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also authorize your proxy to vote your shares by telephone as described in your proxy card. Shareholders who vote over the Internet, by mail or by telephone prior to the meeting may nevertheless attend the meeting, revoke their proxies and vote their shares in person.

By order of the board of directors:

Kenneth A. Steele
Chief Financial Officer, Secretary and Treasurer

Winston Salem, North Carolina

March 26, 2010

2010 ANNUAL MEETING OF SHAREHOLDERS

OF

HATTERAS FINANCIAL CORP.

PROXY STATEMENT

QUESTIONS AND ANSWERS

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials?

A:	Our board of directors is soliciting proxies to be voted at our annual meeting. The annual meeting will be held at the Old Town Club, 2875 Old Town Club Road, Winston Salem, North Carolina 27106, on Wednesday, May 5, 2010, at 10:00 a.m., local time. Pursuant to the rules adopted by the Securities and Exchange Commission (“SEC”), we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which is referred to herein as the “Notice,” on or about March 26, 2010 to our shareholders of record on March 16, 2010. The Notice and this proxy statement summarize the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote.

Q:	When was the Notice mailed?

A:	The Notice was mailed to shareholders beginning on or about March 26, 2010.

Q:	Who is entitled to vote?

A:	All shareholders of record as of the close of business on March 16, 2010, the record date, are entitled to vote at the annual meeting.

Q:	What is the quorum for the meeting?

A:	A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of common stock outstanding. No business may be conducted at the meeting if a quorum is not present. As of the record date, 36,206,763 shares of common stock were issued and outstanding. If less than a majority of outstanding shares entitled to vote are represented at the annual meeting, the chairman of the meeting may adjourn the annual meeting to another date, time or place, not later than 120 days after the original record date of March 16, 2010. Notice need not be given of the new date, time or place if announced at the meeting before an adjournment is taken.

Q:	How many votes do I have?

A:	You are entitled to one vote for each whole share of common stock you held as of the record date. Our shareholders do not have the right to cumulate their votes for directors.

Q:	What is the difference between holding shares as a shareholder or record and as a beneficial owner?

A:	If your shares are registered in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are the “shareholder of record” of those shares.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. The Notice and proxy statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

Q:	How do I vote?

A:	Whether or not you plan to attend the annual meeting, we urge you to authorize your proxy to vote your shares over the Internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You may also authorize your proxy to vote your shares by telephone as described in your proxy card. Authorizing your proxy over the Internet, by mailing a proxy card or by telephone will not limit your right to attend the annual meeting and vote your shares in person. Your proxy (one of the individuals named in your proxy card) will vote your shares per your instructions. If you fail to provide instructions on a proxy properly submitted via the Internet, mail or telephone, your proxy will vote, as recommended by the board of directors, to elect (FOR) the director nominees listed in “Proposal 1 – Election of Directors,” in favor of (FOR) “Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm,” and in favor of (FOR) “Proposal 3 – Approval of the 2010 Equity Incentive Plan.”

Q:	How do I vote my shares that are held by my broker?

A:	If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and on the Internet.

Q:	What am I voting on?

A:	You will be voting on:

•	Proposal 1: the election of six directors to hold office until our 2011 annual meeting of shareholders and until his successor has been elected and qualifies;

•	Proposal 2: the ratification of the appointment of Ernst & Young LLP to act as our independent registered public accounting firm for year ending December 31, 2010; and

•	Proposal 3: the approval of our 2010 Equity Incentive Plan.

In addition, you will be voting on such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

Q:	What vote is required to approve the proposals assuming that a quorum is present at the annual meeting?

A:	Proposal 1: Election of Directors	The election of the director nominees must be approved by a plurality of the votes cast.

	Proposal 2: Ratification of Independent Auditors	Ratification of the appointment of auditors requires a majority of the votes cast.

	Proposal 3: Approval of 2010 Equity Incentive Plan	Approval of the 2010 Equity Incentive Plan requires a majority of the votes cast, provided that the total votes cast on the proposal represents more than 50% of all the shares of common stock entitled to vote on the proposal.

Q:	How are abstentions and broker non-votes treated?

A:	If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item (such as the election of directors and the approval of our proposed 2010 Equity Incentive Plan) and has not received instructions from the beneficial owner.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under New York Stock Exchange rules to vote your shares on the ratification of Ernst & Young LLP even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors or on the approval of the 2010 Equity Incentive Plan, in which case a broker non-vote will occur and your shares will not be voted on these matters.

Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. For purposes of the election of directors and the vote on Proposal 2, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. For purposes of the vote on the approval of the 2010 Equity Incentive Plan (Proposal 3), abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% of the shares of common stock entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

Important Change: On July 1, 2009, the SEC approved a change to New York Stock Exchange Rule 452 that eliminated the ability of brokers to exercise discretionary voting in uncontested director elections. The change, which is effective for shareholder meetings that are held on or after January 1, 2010, prohibits New York Stock Exchange member organizations from giving a proxy to vote with respect to an election of directors without receiving voting instructions from a beneficial owner. Therefore, brokers will not be entitled to vote shares at the annual meeting with respect to the election of directors without instructions by the beneficial owner of the shares. Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of directors. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Q:	Will there be any other items of business on the agenda?

A:	The board of directors does not know of any other matters that may be brought before the annual meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the board of directors. In the event that any other matter should come before the annual meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q:	What happens if I submit my proxy without providing voting instructions on all proposals?

A:	Proxies properly submitted via the Internet, mail or telephone will be voted at the annual meeting in accordance with your directions. If the properly-submitted proxy (other than proxies submitted by an institution subject to NYSE Rule 452) does not provide voting instructions on a proposal, the proxy will be voted to elect (FOR) each of the director nominees listed in “Proposal 1 – Election of Directors,” in favor of (FOR) “Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm,” and in favor of (FOR) “Proposal 3 – Approval of the 2010 Equity Incentive Plan.”

Q:	Will anyone contact me regarding this vote?

A:	No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Q:	Who has paid for this proxy solicitation?

A:	We have paid the entire expense of preparing, printing and mailing the Notice and, to the extent requested by our shareholders, the proxy materials and any additional materials furnished to shareholders. Proxies may be solicited by our directors or our officers or by employees of our manager personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. We will reimburse such holders for their reasonable expenses.

Q:	May shareholders ask questions at the annual meeting?

A:	Yes. There will be time allotted at the end of the meeting when our representatives will answer questions from the floor.

Q:	What does it mean if I receive more than one Notice?

A:	It means that you have multiple accounts at the transfer agent or with stockbrokers. Please submit all of your proxies over the Internet, following the instructions provided in the Notice, by mail or by telephone to ensure that all of your shares are voted.

Q:	Can I change my vote after I have voted?

A:	Yes. Proxies properly submitted over the Internet, by mail or by telephone do not preclude a shareholder from voting in person at the meeting. A shareholder may revoke a proxy at any time prior to its exercise by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting, either by Internet, mail or telephone, a proxy to our corporate secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy.

Q:	Can I find additional information on the company’s website?

A:	Yes. Our website is located at www.hatfin.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our corporate governance guidelines, our code of business conduct and ethics, charters of our board committees and reports that we file with the SEC. A copy of our corporate governance guidelines, our code of business conduct and ethics and each of the charters of our board committees may be obtained free of charge by writing to Hatteras Financial Corp., 110 Oakwood Drive, Suite 340, Winston Salem, 27103, Attention: Corporate Secretary.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors consists of six members with directors serving one-year terms and until their successors are duly elected and qualified. The term for each director expires at each annual meeting of shareholders.

At the 2010 annual meeting, all six directors will be elected to serve until the 2011 annual meeting and until their successors are duly elected and qualified. The board of directors has nominated our current directors, Michael R. Hough, Benjamin M. Hough, David W. Berson, Ira G. Kawaller, Jeffrey D. Miller and Thomas D. Wren, to serve as directors (the “Nominees”). The board of directors anticipates that each Nominee will serve, if elected, as a director. However, if anyone nominated by the board of directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the board of directors may recommend.

The board of directors recommends a vote FOR each Nominee.

The Board of Directors and its Committees

Our manager, Atlantic Capital Advisors LLC, manages our day-to-day operations, subject to the supervision of our board of directors. Members of our board are kept informed of our business through discussions with our manager’s executive officers, by reviewing materials provided to them and by participating in meetings of the board and its committees.

Information Regarding the Nominees

The biographical descriptions below set forth certain information with respect to each Nominee for election as a director at the annual meeting. Each of our current directors has served on the board since our initial private offering, which was consummated in November 2007. The board has identified specific attributes of each Nominee that the board has determined qualify that person for service on the board.

Michael R. Hough Chairman and Chief Executive Officer Age: 49 Shares beneficially owned: 75,363 Stock options beneficially owned: 24,300

Mr. Hough is the chief executive officer of our manager and has been our chairman and chief executive officer since September 2007. Mr. Hough is a co-founder and director of our manager and ACM Financial Trust, Inc., a private mortgage real estate investment trust managed by our manager (“ACM”). Since founding ACM in 1998, Mr. Hough has been responsible for managing all aspects of the operations and growth of ACM. From 1988 to 1997, Mr. Hough was a principal and founding member of First Winston Securities, Inc., a regional fixed-income broker-dealer where he was head of taxable trading and sales. From 1983 to 1987, Mr. Hough worked as a taxable trader in the fixed income department of Wachovia Bank N.A. He holds a B.A. degree in economics from Wake Forest University. Michael R. Hough and Benjamin M. Hough, our president, chief operating officer and director, are brothers.

The board of directors has determined that it is in the best interests of our company and our shareholders for Mr. Hough, in light of his day-to-day company-specific operational experience, finance and market experience and his mortgage real estate investment trust experience, to continue to serve as a director of the board of directors, subject to shareholder approval at the annual meeting.

Benjamin M. Hough President, Chief Operating Officer and Director Age: 45 Shares beneficially owned: 68,703 Stock options beneficially owned: 21,262

Mr. Hough is the president and chief operating officer of our manager and has been our president and chief operating officer since September 2007. Mr. Hough is a co-founder and has been a director of our manager and ACM since 2007 and 2001, respectively. From 1997 to 2001, he was the head of the BB&T Capital Markets office in Winston-Salem, NC where he was vice president of institutional fixed income sales and trading. From 1995 to 1997, Mr. Hough was the head of the First National Bank of Maryland office in Washington, DC where he served as vice president of fixed income sales. Prior to that, Mr. Hough was vice president of NationsBanc Capital Markets, previously American Security Bank, in institutional fixed income trading and sales. Mr. Hough holds a B.A. degree in economics from the University of North Carolina at Chapel Hill. Benjamin M. Hough and Michael R. Hough, our chairman and chief executive officer, are brothers.

The board of directors has determined that it is in the best interests of our company and our shareholders for Mr. Hough, in light of his day-to-day company-specific operational experience, and his experience with fixed income markets, balance sheet management, portfolio analysis and mortgage real estate investment trusts, to continue to serve as a director of the board of directors, subject to shareholder approval at the annual meeting.

David W. Berson Independent Director Age: 55 Shares beneficially owned: 5,534 Committees: • Compensation and Governance

Dr. Berson has been a member of our board of directors since November 2007. Dr. Berson has served as senior vice president, chief economist and strategist at The PMI Group since October 2007. In that role he is responsible for all analyses and forecasts of the economy, housing and mortgage markets; leads the company’s annual strategic planning process; and manages the company’s risk analytics and pricing division. Prior to joining The PMI Group, Dr. Berson was vice president and chief economist at Fannie Mae. Prior to that, Dr. Berson was a senior economist at the U.S. League of Savings Institutions. In addition, Dr. Berson was the chief financial economist at Wharton Econometrics, a visiting scholar at the Federal Reserve Bank of Kansas City and an assistant professor of economics at Claremont McKenna College and Claremont Graduate School. His U.S. government experience includes staff economist at the Council of Economic Advisors and economic analyst at the Treasury Department. Dr. Berson holds a Ph.D. in economics and an M.P.P. in public policy from the University of Michigan and a B.A. in history and economics from Williams College.

The board of directors has determined that it is in the best interests of our company and our shareholders for Dr. Berson, in light of his expertise in risk analytics and the economy, housing and mortgage markets and his Fannie Mae experience, to continue to serve as a director of the board of directors, subject to shareholder approval at the annual meeting.

Ira G. Kawaller Independent Director Age: 60 Shares beneficially owned: 7,234 Committees: • Audit • Compensation and Governance

Dr. Kawaller has been a member of our board of directors since November 2007. Dr. Kawaller is president of Kawaller & Co., LLC, a financial consulting company that assists businesses in their use of derivative instruments for risk management purposes. In addition, Dr. Kawaller is also the managing partner of the Kawaller Fund, LP, which operates as a derivatives-only commodity pool. He has served as a member of the Financial Accounting Standards Board’s Derivatives Implementation Group and the Government Accounting Standards Board’s Derivative Instrument Task force on Derivatives and Hedging. Prior to founding Kawaller & Co., Dr. Kawaller was the vice president and director of the New York office of the Chicago Mercantile Exchange. Prior to that, he held positions at J. Aron & Company, AT&T, and the Board of Governors of the Federal Reserve System. Dr. Kawaller has held adjunct professorships at Columbia University and Polytechnic University. He received a Ph.D. in Economics from Purdue University.

Given the nature of our business and our reliance on derivative instruments for risk management purposes, the board of directors has determined that it is in the best interests of our company and our shareholders for Dr. Kawaller, in light of his expertise and significant experience in derivative instruments for risk management purposes and his accounting and finance experience, to continue to serve as a director of the board of directors, subject to shareholder approval at the annual meeting.

Jeffrey D. Miller Lead Independent Director Age: 39 Shares beneficially owned: 5,534 Committees: • Audit • Compensation and Governance (Chair)

Mr. Miller has been a member of our board of directors since November 2007. Since March 2007, Mr. Miller has served as vice president, general counsel and secretary of Highwoods Properties, Inc. Prior to joining Highwoods Properties, Inc., Mr. Miller was a partner with the law firm of DLA Piper LLP (US) where he concentrated his practice on securities, corporate governance and related strategic matters, and served as general outside counsel to a variety of publicly-traded real estate investment trusts. Prior to that, Mr. Miller was a partner with the law firm of Alston & Bird LLP. Mr. Miller holds a B.A. from Pennsylvania State University and a J.D. and M.B.A. from Wake Forest University. He is admitted to practice law in North Carolina.

The board of directors has determined that it is in the best interests of our company and our shareholders for Mr. Miller, in light of his public company corporate governance expertise and significant experience providing strategic advice to public real estate investment trusts, to continue to serve as a director of the board of directors, subject to shareholder approval at the annual meeting.

Thomas D. Wren Independent Director Age: 58 Shares beneficially owned: 5,534 Committees: • Audit (Chair)

Mr. Wren has been a member of our board of directors since November 2007. Mr. Wren is also a director and shareholder of ACM. Mr. Wren was the treasurer of MBNA America and served as director of funds management in the treasury division. As a group executive and treasurer, Mr. Wren oversaw the company’s investment and funding activities including liquidity management, investment portfolio management, structured finance, and all related capital market programs. He currently serves on the board of directors for the Delaware Community Foundation and the investment committees for both the Delaware Hospice and the Delaware Community Foundation and is a member of the finance committee and serves as chairman of the investment committee of the Christiana Care Health System. In addition, Mr. Wren serves on the board of directors and audit committees for Brandywine, Brandywine Blue and Brandywine Advisors, domestic mutual funds managed by Freiss Associates, LLC, and is a member of the board of directors, as well as the audit and executive committees of Citibank (South Dakota), N.A., a wholly-owned subsidiary of Citigroup, Inc. Prior to joining MBNA America, Mr. Wren was chief investment and funding officer for Shawmut National Corporation. Prior to that, Mr. Wren worked for the Comptroller of the Currency (“OCC”) for 18 years, which included managing the OCC’s London operation.

The board of directors has determined that it is in the best interests of our company and our shareholders for Mr. Wren, in light of his public company accounting and financial reporting expertise, his banking and finance experience, and his senior officer and directorship experiences, to continue to serve as a director of the board of directors, subject to shareholder approval at the annual meeting.

Board Leadership

The board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The board understands that there is no single, generally accepted approach to providing board leadership and the right board leadership structure may vary as circumstances warrant. Consistent with this understanding, our independent directors consider the board’s leadership structure on an annual basis.

The board of directors will annually elect a chairman of the board, who may or may not be the chief executive officer of our company. If the individual elected as chairman of the board is our chief executive officer, the board of directors shall also elect a lead independent director. Michael R. Hough has served as our chairman of the board and chief executive officer since our formation in 2007 and is involved in both our day-to-day operations and the strategic decision making at the board level. Based on its most recent review of our leadership structure, the board continues to believe that this leadership structure is optimal for us because it provides our company with strong and consistent leadership. The board believes that having one leader serving as both chairman of the board and chief executive officer provides us with decisive and effective leadership.

In considering its leadership structure, the board has taken a number of factors into account. The board, which consists of a majority of independent directors, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that all of the board’s committees—audit and compensation and governance committees—are comprised entirely of independent directors. Further, as specified in our corporate governance guidelines (and as discussed in greater detail below), the board has designated one of its independent directors as the lead independent director, with significant responsibilities. A number of board and committee processes and procedures, including regular executive sessions of non-management directors and a regular review of our manager’s performance, provide substantial independent oversight of our management’s performance. Finally, under our bylaws and corporate governance guidelines, the board has the ability to change its structure, should that be deemed appropriate and in the best interest of our company and our shareholders. The board believes that these factors provide the appropriate balance between the authority of those who oversee our company and those who manage it on a day-to-day basis.

The chairman of the board presides at all meetings of the shareholders and of the board as a whole. The chairman performs such other duties, and exercises such powers, as from time to time shall be prescribed in our bylaws or by the board of directors. As discussed below, the lead independent director performs such duties as may be specified by the board and outlined in the charter of the lead independent director.

Lead Independent Director

As stated in the charter of the lead independent director, if the chairman of the board and chief executive officer are the same person, our board of directors will annually elect a non-management and independent director to serve in a lead capacity to coordinate the activities of the other non-management and independent directors, and to perform any other duties and responsibilities that the board of directors may determine. Although annually elected, it is generally expected that he or she will serve for more than one year. Jeffrey D. Miller has served as our lead independent director since September 2009.

The role of the lead independent director includes:

•	presiding at executive sessions, with the authority to call meetings of the independent directors;

•	functioning as principal liaison on board-wide issues between the independent directors and the chairman;

•	approving the appropriate provision of information sent to the board, including agenda items;

•	facilitating the board’s approval of the number and frequency of board meetings, as well as meeting schedules, to assure that there is sufficient time for discussion;

•	authorizing the retention of outside advisors and consultants who report directly to the board of directors; and

•	if requested by shareholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

The charter of the lead independent director is available at our website at www.hatfin.com in the “Governance Documents” area of the “Investor Relations” section.

Director Independence

Under the enhanced corporate governance standards of the New York Stock Exchange (“NYSE”), at least a majority of our directors, and all of the members of our audit committee and compensation and governance committee, must meet the test of “independence.” The NYSE standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Our board of directors has affirmatively determined that each of Drs. Berson and Kawaller and Messrs. Miller and Wren satisfies the bright-line independence criteria of the NYSE and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the board of directors. Therefore, we believe that all of these directors, who constitute a majority of our board of directors, are independent under the NYSE rules.

We have implemented procedures for interested parties, including shareholders, who wish to communicate directly with our independent directors. We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full board of directors, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. See “Communication with the Board of Directors, Independent Directors and the Audit Committee.”

Board Meetings

The board of directors held six meetings during 2009, and each director attended 100% of the board meetings and each director’s respective committee meetings. The board of directors does not have a policy with respect to directors’ attendance at annual meetings of shareholders. Two directors attended our annual meeting of shareholders in 2009.

As required by the NYSE rules, the independent directors of our board regularly meet in executive session, without management present. Generally, these executive sessions follow after each meeting of the board and each committee meeting. In 2009, the independent directors of the board met in executive sessions without management present four times. Our lead independent director presides over such independent, non-management sessions of the board.

Board Committees

Our board of directors has appointed an audit committee and a compensation and governance committee and has adopted a written charter for each of these committees. Each of these committees has three directors and is composed exclusively of independent directors, as required by and defined in the rules and listing qualifications of the NYSE and, with respect to the members of the audit committee, Rule 10A-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Our board of directors may from time to time establish other committees to facilitate the management of our company.

Audit Committee

The audit committee is responsible for engaging independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. Mr. Wren chairs our audit committee and serves as our “audit committee financial expert,” as that term is defined by the SEC. Dr. Kawaller and Mr. Miller are also members of the audit committee. Each member of the audit committee is financially literate and able to read and understand fundamental financial statements. The board of directors has reviewed the audit committee members’ service on audit committees of other public companies and has determined that such simultaneous service, if any, does not impair the members’ ability to serve on our audit committee. The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

In addition, the committee is responsible for reviewing any transactions that involve potential conflicts of interest, including any potential conflicts involving executive officers, directors and their immediate family members. Our written code of business conduct and ethics expressly prohibits the continuation of any conflict of interest by an employee, officer or director except under guidelines approved by the board of directors. Our code of business conduct and ethics requires any employee, officer or director to report any actual conflict of interest to our compliance officer. Under our code of business conduct and ethics, all contracts and transactions between our company and any executive officer or director or their immediate family members (or any entity in which such executive officer or director is a director or has a material financial interest) must be reviewed and approved by a majority of disinterested directors. In addition, our corporate governance guidelines require that each member of our board of directors consult the chairman of the board in advance of accepting an invitation to serve on another company’s board if the director has concerns about whether serving as a director of another company might conflict with his or her duties to our company. In that situation, our corporate governance guidelines also suggest that the director inform the compensation and governance committee in writing of the director’s decision.

Because the facts and circumstances regarding potential conflicts are difficult to predict, the board of directors has not adopted a written policy for evaluating conflicts of interests. In the event a conflict of interest arises, the board of directors will review, among other things, the facts and circumstances of the conflict, our applicable corporate governance policies, the effects of any potential waivers of those policies, applicable state law, and the NYSE continued listing rules and regulations, and will consider the advice of counsel, before making any decisions regarding the conflict.

The audit committee held eight meetings in 2009.

Compensation and Governance Committee

The compensation and governance committee evaluates the performance of our manager (including our executive officers, which are provided by our manager), reviews the compensation and fees payable to our manager under our management agreement, administers the issuance of any stock issued to our employees, our manager or employees of our manager that provide services to us under our 2007 Equity Incentive Plan, implements and oversees our corporate governance guidelines and code of business conduct and ethics, adopts policies with respect to conflicts of interest, monitors our compliance with corporate governance requirements of state and federal law and the rules and regulations of the NYSE, conducts director candidate searches, oversees and evaluates our board of directors and management, evaluates from time to time the appropriate size and composition of our board of directors and recommends, as appropriate, increases, decreases and changes in the composition of our board of directors and formally proposes the slate of directors to be elected at each annual meeting of our shareholders. Our compensation and governance committee may designate a sub-committee of at least one member to address specific issues on behalf of the committee. Mr. Miller chairs our compensation and governance committee. Drs. Berson and Kawaller are members of the compensation and governance committee.

The compensation and governance committee held one meeting in 2009.

Risk Management

The board of directors oversees our risk management policies and strategies. Our executive officers, who are responsible for our day-to-day risk management practices, regularly present to the board of directors a comprehensive report on the material risks to the company, including, among others, operational risk, liquidity risk, interest rate risk, strategic risk, compliance and reporting risk and capital market risk. The management team also reviews with the board of directors the company’s risk mitigation policies and strategies specific to each risk that is identified. If necessary, the board of directors may delegate specific risk management tasks to management or an appropriate committee. The audit committee also actively monitors our risks throughout the year, and with the aid of management, identifies any additional risks that need to be elevated for the full board’s consideration.

Nomination of Directors

Before each annual meeting of shareholders, the compensation and governance committee considers the nomination of all directors whose terms expire at the next annual meeting of shareholders and also considers new candidates whenever there is a vacancy on the board or whenever a vacancy is anticipated due to a change in the size or composition of the board, a retirement of a director or for any other reasons. In addition to considering incumbent directors, the compensation and governance committee identifies director candidates based on recommendations from the directors and executive officers. The committee may in the future engage the services of third-party search firms to assist in identifying or evaluating director candidates. No such firm was engaged in 2009.

The compensation and governance committee evaluates annually the effectiveness of the board as a whole and of each individual director and identifies any areas in which the board would be better served by adding new members with different skills, backgrounds or areas of experience. The board of directors considers director candidates based on a number of factors including:

•	whether the board member will be “independent,” as such term is defined by the NYSE listing standards;

•	whether the candidate possesses the highest personal and professional ethics, integrity and values;

•	whether the candidate has demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment;

•	whether the candidate has experience in areas important to the operations of our company;

•	whether the candidate has an inquisitive and objective perspective, practical wisdom and mature judgment; and

•	whether the candidate provides a diversity of viewpoints, background, experience and demographics as compared the current members of the board.

Candidates are also evaluated on their understanding of our business and willingness to devote adequate time to carrying out their duties. The compensation and governance committee also monitors the mix of skills, experience and background to assure that the board has the necessary composition to effectively perform its oversight function. As noted immediately above, diversity characteristics of a candidate are just one of several factors considered by the committee when evaluating director candidates. A candidate will neither be included nor excluded from consideration solely based on his or her diversity traits. The compensation and governance committee conducts regular reviews of current directors in light of the considerations described above and their past contributions to our board of directors. The board reviews the effectiveness of its director candidate nominating policies annually.

The compensation and governance committee will consider appropriate nominees for directors whose names are submitted in writing by a shareholder of our company. Director candidates submitted by our shareholders will be evaluated by the compensation and governance committee on the same basis as any other director candidates. We did not receive any nominations of directors by stockholders for the 2010 annual meeting.

Nominations must be addressed to Hatteras Financial Corp., 110 Oakwood Drive, Suite 300, Winston Salem, North Carolina 27103, Attn: Kenneth A. Steele, Corporate Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as director, if elected. In order to be considered for the next annual election of directors, any such written request must comply with the requirements set forth in our bylaws and below under “Shareholder Proposals.”

Compensation and Governance Committee Interlocks and Insider Participation

None of the members of our compensation and governance committee is or has been employed by us. Three of our executive officers and two members of our board of directors, Messrs. Hough, Hough and Gibbs, currently serve as executive officers and members of the board of directors of ACM Financial Trust, a private mortgage real estate investment trust managed by our manager, Atlantic Capital Advisors LLC. None of our other executive officers currently serves, or in the past three years has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our board of directors or compensation and governance committee.

Director Compensation for 2009

In 2009, each member of our board of directors who was not an employee of our company received annual compensation for service as a director as follows:

•	Each non-employee director received an annual fee of $40,000.

•	In addition, the chairman of our audit committee was paid an annual fee of $5,000, and the chairman of our compensation and governance committee received an annual fee of $2,500.

•

Each member of our board of directors was also reimbursed for reasonable out-of-pocket expenses associated with service on our behalf and with attendance at or participation in board meetings or committee meetings, including reasonable travel expenses.

Non-employee directors also participate in our 2007 Equity Incentive Plan. We provide an initial grant of shares of restricted stock to each non-employee director upon his appointment to our board. Each initial grant will be for a number of shares of restricted stock having a fair market value as near to $10,000 as of the date of grant as possible without exceeding such value. We also provide for an annual grant of shares of restricted stock to each non-employee director around January 31st of each year. Each annual grant will be for a number of shares of restricted stock having a fair market value as near to $40,000 as possible without exceeding such value. Notwithstanding the foregoing, a non-employee director receiving an initial restricted stock grant on, or within 90 days prior to, January 31st of any year will not receive an annual grant with respect to that year. Each initial and annual restricted stock grant will vest in equal installments over three years beginning on the first anniversary of the date of the grant, provided that the recipient remain a director of our company on the vesting date. In the event of change in control of our company, all outstanding shares of restricted stock granted under the plan to our non-employee directors will become fully vested.

The following table summarizes the compensation that we paid to our non-employee directors in 2009:

2009 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock awards (1)	Total
David W. Berson (1)	$40,000	$40,000	$80,000
Ira G. Kawaller (1)	40,000	40,000	80,000
Jeffrey D. Miller (1)	42,500	40,000	82,500
Thomas D. Wren (1)	45,000	40,000	85,000

(1)

Represents restricted stock awards granted pursuant to our 2007 Equity Incentive Plan. The dollar value is computed in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for a discussion of our accounting of shares of restricted stock and the assumptions used. The grant date fair value of each award is $27.39 per share. As of March 26, 2010, the aggregate number of shares of common stock held by each current non-employee directors was as follows: Dr. Berson, 5,534; Dr. Kawaller, 7,234; Mr. Miller, 5,534; and Mr. Wren, 5,534.

Our board of directors (or a duly formed committee thereof) may revise our non-employee directors’ compensation in its discretion.

Corporate Governance Matters

We have adopted a code of business conduct and ethics that applies to all our employees and each member of our board of directors and corporate governance guidelines. We anticipate that any waivers of our code of business conduct and ethics will be posted on our website. The following documents are available at our website at www.hatfin.com in the “Governance Documents” area of the “Investor Relations” section:

•	audit committee charter;

•	compensation and governance committee charter;

•	code of business conduct and ethics;

•	whistleblower policy;

•	corporate governance guidelines; and

•	the charter of the lead independent director.

Each committee reviews its written charter annually. Copies of the documents listed above are available in print to any shareholder who requests them. Requests should be sent Hatteras Financial Corp., 110 Oakwood Drive, Suite 340, Winston Salem, North Carolina 27103, Attention: Corporate Secretary.

Communication with the Board of Directors, Independent Directors and the Audit Committee

Our board of directors may be contacted by any party via mail at the address listed below.

Board of Directors

Hatteras Financial Corp.

110 Oakwood Drive, Suite 340

Winston Salem, North Carolina 27103

We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full board, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. As discussed above, the presiding director of independent, non-management sessions of the directors is the lead independent director. The independent directors can be contacted by any party via mail at the address listed below.

Lead Independent Director

Hatteras Financial Corp.

110 Oakwood Drive, Suite 340

Winston Salem, North Carolina 27103

The audit committee has adopted a process for anyone to send communications to the audit committee with concerns or complaints concerning our company’s regulatory compliance, accounting, audit or internal controls issues. The audit committee can be contacted by any party as via mail at the address listed below:

Chairman

Audit Committee

Hatteras Financial Corp.

110 Oakwood Drive, Suite 340

Winston Salem, North Carolina 27103; or

Relevant communications are distributed to the board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board should be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys.

In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any outside director upon request.

Biographical Information Regarding Executive Officers Who Are Not Directors

Each of the executive officers identified below has served in his respective position since our inception.

Kenneth A. Steele Chief Financial Officer, Secretary and Treasurer Age: 46 Shares beneficially owned: 43,626 Stock options beneficially owned: 15,188	Mr. Steele is the chief financial officer, secretary and treasurer of our manager and has been our chief financial officer, treasurer and secretary since September 2007. Since September 2002, Mr. Steele has also been the chief financial officer, secretary and treasurer of ACM. Prior to joining ACM, Mr. Steele had been a senior manager with Dixon Odom PLLC, an accounting firm, where he specialized in real estate, financial institutions, and mergers and acquisitions since 1991. He was responsible for the firm’s real estate investment trust tax work and for public and private real estate investment partnerships. He also provided consulting services related to corporate finance, commercial and residential development, and equity investment. A certified public accountant, Mr. Steele earned a Masters of Accounting from the Kenan Flagler Business School at the University of North Carolina at Chapel Hill and a B.S. degree in Business Administration from the University of North Carolina at Chapel Hill.

William H. Gibbs, Jr. Executive Vice President and Co-Chief Investment Officer Age: 50 Shares beneficially owned: 40,279 Stock options beneficially owned: 12,150	Mr. Gibbs is the executive vice president and co-chief investment officer of our manager and has been our executive vice president and co-chief investment officer since September 2007. Mr. Gibbs is a co-founder and has been a director of our manager and ACM since 2007 and 2002, respectively. Prior to that, Mr. Gibbs was a senior vice president of BB&T Capital Markets from 1999 to 2002 and was responsible for the Baltimore-Washington region. From 1982 to 1999, Mr. Gibbs served as managing director of the First National Bank of Maryland capital markets group managing the financial institutions portfolio group. Mr. Gibbs has helped advise financial institutions with structuring and implementing their investment portfolios and the development of asset/liability management strategies. He holds a B.S. degree in economics and finance from Towson University.

Frederick J. Boos, II Executive Vice President and Co-Chief Investment Officer Age: 56 Shares beneficially owned: 33,282 Stock options beneficially owned: 8,100	Mr. Boos is the executive vice president and co-chief investment officer of our manager and has been our executive vice president and co-chief investment officer since September 2007. Since March 2006, Mr. Boos has been the executive vice president and chief investment strategist of ACM. Prior to joining ACM, Mr. Boos had been an executive vice president and director of asset liability and capital management for MBNA America from 2003 to 2006. Mr. Boos has previously served as senior vice president and investment portfolio manager for multiple regional banks including Maryland National Bank, First National Bank of Maryland, Shawmut National Bank and American Security Bank. His prior bank treasury responsibilities include liquidity and risk management, capital management, economic capital planning, residential mortgage portfolio management as well as numerous bank ALCO Directorships. He holds a Masters of Business Administration from American University and a B.S. in finance from the University of Maryland, College Park.

Executive Officer Compensation for 2009

We are managed by Atlantic Capital Advisors LLC pursuant to the management agreement between our manager and us. In 2009, we did not have any employees whom we compensated directly with salaries or other compensation. Our executive officers are officers of, and hold an ownership interest in our manager, and were compensated by our manager, in part, for their services to us in 2009. See “Certain Relationships and Related Transactions” for a discussion of the fees paid to Atlantic Capital Advisors LLC.

In connection with our formation and initial private offering in November 2007, we granted restricted stock and options to purchase shares of common stock to our executive officers. The shares of restricted stock and options granted to Messrs. Hough, Hough, Steele, Gibbs and Boos vest in equal installments over three years beginning on the first anniversary of the date of the grant, provided that the recipient remains a director or an executive officer of our company on the vesting date. The grant date fair value of the restricted stock awards granted to our executive officers on November 5, 2007 were as follows: Michael R. Hough – $972,000; Benjamin M. Hough – $850,500; Kenneth A. Steele – $607,500; William H. Gibbs, Jr. – $486,000; and Frederick J. Boos, II – $324,000. The aggregate grant date fair values are computed in accordance with FASB ASC Topic 718. The grant date fair value of each award is $20.00 per share, the per share offering price in our initial private offering. See Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for a discussion of our accounting of shares of restricted stock and the assumptions used. The grant date fair value of the option awards granted to our executive officers on November 5, 2007 were as follows: Michael R. Hough – $39,609; Benjamin M. Hough – $34,657; Kenneth A. Steele – $24,756; William H. Gibbs, Jr. – $19,805; and Frederick J. Boos, II – $13,203. The aggregate grant date fair values are computed in accordance with FASB ASC Topic 718. The grant date fair value of each award is $1.63 per option. See Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for a discussion of our accounting of stock options and the assumptions used.

Outstanding Equity Awards at December 31, 2009

The following table sets forth information on the holdings of equity awards by our executive officers as of December 31, 2009. All equity awards were granted to our executive officers on November 5, 2007 in connection with our formation and initial private offering.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable (1)	Option Exercise Price (2)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)
Michael R. Hough	16,200	8,100	$20.00	11/5/2017	16,200	$452,952
Benjamin M. Hough	14,174	7,088	$20.00	11/5/2017	14,175	$396,333
Kenneth A. Steele	10,125	5,063	$20.00	11/5/2017	10,125	$283,095
William H. Gibbs, Jr.	8,100	4,050	$20.00	11/5/2017	8,100	$226,476
Frederick J. Boos, II	5,400	2,700	$20.00	11/5/2017	5,400	$150,984

(1)	The options to purchase shares of common stock will vest on November 5, 2010.
(2)	Based upon the offering price of our common stock in our initial private offering in November 2007.
(3)	The shares of restricted stock will vest on November 5, 2010.
(4)	Based upon $27.96 per share, the closing price of our common stock on the NYSE on December 31, 2009.

Option Exercises and Stock Vested in 2009

The following table sets forth information on the shares of restricted stock held by our executive officers that vested during the year ended December 31, 2009. All shares of restricted stock were granted to our executive officers on November 5, 2007 in connection with our formation and initial private offering.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)

Michael R. Hough	16,200	$466,560

Benjamin M. Hough	14,175	$408,240

Kenneth A. Steele	10,125	$291,600

William H. Gibbs, Jr.	8,100	$233,280

Frederick J. Boos, II	5,400	$155,520

(1)	Based upon $28.80 per share, the closing price of our common stock on the NYSE on the vesting date, November 5, 2009.

Equity Award Vesting

Under our 2007 Equity Incentive Plan and the option and restricted stock award agreements with our executive officers, upon a change in control (as defined in our 2007 Equity Incentive Plan) or a termination of the management agreement by us without cause (as determined in accordance with our management agreement), all outstanding options and restricted stock awards immediately vest. The following table sets forth estimates of the potential benefits to our executive officers in connection with a change in control or termination of the management agreement without cause, assuming such event occurs on December 31, 2009. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table.

Name	Value of Vesting Stock Options (1)	Value of Vesting Restricted Stock (2)
Michael R. Hough	$64,476	$452,952
Benjamin M. Hough	$56,420	$396,333
Kenneth A. Steele	$40,301	$283,095
William H. Gibbs, Jr.	$32,238	$226,476
Frederick J. Boos, II	$21,492	$150,984

(1)

Consists of all outstanding stock options held by such executive officer and granted in connection with our formation and our initial private offering in November 2007 that had not vested as of December 31, 2009. Based on $27.96 per share, the closing price of our common stock on the NYSE on December 31, 2009.

(2)

Consists of all outstanding shares of restricted stock held by such executive officer and granted in connection with our formation and our initial private offering in November 2007 that had not vested as of December 31, 2009. Based on $27.96 per share, the closing price of our common stock on the NYSE on December 31, 2009.

Equity Compensation Plans

The following table provides information as of December 31, 2009 with respect to shares of common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Shareholders (2)	81,000	$20.00	142,216
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	81,000		142,216

(1)	Excluding securities reflected in the column entitled “Number of Securities to be Issued upon Exercise of Outstanding Options.”
(2)

Consists of our 2007 Equity Incentive Plan under which the board of directors generally grants stock options and restricted stock, and has the ability to grant phantom stock and stock appreciation rights, to employees, officers and directors of our company and our manager, Atlantic Capital Advisors LLC. Please see “Proposal 3—Approval of 2010 Equity Incentive Plan” for a description of the 2010 Equity Incentive Plan that is subject to shareholder approval at the annual meeting.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected the accounting firm of Ernst & Young LLP to serve as our independent registered public accountants for the year ending December 31, 2010, and the board of directors is asking shareholders to ratify this appointment. Although current law, rules and regulations, as well as the audit committee charter, require the company’s independent auditor to be engaged, retained and supervised by the audit committee, the board of directors considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Ernst & Young LLP for ratification by shareholders as a matter of good corporate practice. Ernst & Young LLP has served as our independent registered public accountants since our initial private offering in November 2007 and is considered by our management to be well qualified.

Fee Disclosure

The following is a summary of the fees billed to our company by Ernst & Young LLP for professional services rendered for the years ended December 31, 2009 and 2008:

	Year Ended December 31, 2009	Year Ended December 31, 2008
Audit Fees	$581,957	$500,500
Audit-Related Fees	—	—
Tax Fees	20,000	13,000
All Other Fees	—	—

Total	$601,957	$513,500

Audit Fees

“Audit Fees” consist of fees and related expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. For example, audit fees included fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by Ernst & Young LLP to be named in our registration statements and to the use of their audit report in the registration statements.

Audit-Related Fees and All Other Fees

“Audit-Related Fees” and “All Other Fees” consist of fees and related expenses for products and services other than services described under “Audit Fees” and “Tax Fees.” Ernst & Young LLP did not perform any such products or services for us during the years ended December 31, 2009 and 2008.

Tax Fees

“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.

Pre-Approval Policy

All audit, tax and other services provided to us were reviewed and pre-approved by the audit committee or a member of the audit committee designated by the full committee to pre-approve such services. The audit committee or designated member concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

A representative of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The board of directors recommends a vote FOR the ratification of the appointment of the independent registered public accountants.

PROPOSAL 3: APPROVAL OF 2010 EQUITY INCENTIVE PLAN

The following is a fair and complete summary of the 2010 Equity Incentive Plan. This summary is qualified in its entirety by reference to the full text of the plan which appears as Appendix A to this proxy statement.

Description of the 2010 Equity Incentive Plan

Purpose

On March 23, 2010, the board of directors approved the 2010 Equity Incentive Plan (the “Plan”) to replace our current equity incentive plan, the 2007 Equity Incentive Plan. The board of directors is recommending the Plan to our shareholders for approval. The primary purpose of the Plan is to promote our long-term growth and profitability by (i) providing key people with incentives to improve shareholder value and to contribute to our growth and financial success through their future services, and (ii) enabling us to attract, retain and reward the best available people. Currently, there are no awards outstanding under the Plan. If the Plan is approved by the shareholders at the 2010 annual meeting, we would expect our board of directors to grant awards under the Plan to our directors, our executive officers and employees of our manager.

Eligibility and Participation

Participation in the Plan is open to all employees, officers, directors and other individuals providing bona fide services to us, Atlantic Capital Advisors LLC or any of our affiliates, as the administrator may select from time to time. In addition, the administrator may grant awards to individuals in connection with hiring, retention or otherwise prior to the date the individual first performs services; however, none of these awards become vested or exercisable and no shares are issued before the individual first begins performing services. As of March 26, 2010, four of our non-employee directors, five of our executive officers, four employees of our manager and our outside consultants are eligible to participate in the Plan. Other than grants to the employees of our manager, we have never granted awards under any incentive plan to consultants and other service providers.

Term

The Plan is effective as of March 23, 2010, the date it was approved by the board of directors, subject to shareholder approval. The Plan will terminate on March 23, 2020.

Shares Available Under the Plan

The Plan provides that the number of shares of common stock that we may issue with respect to awards under the Plan will not exceed an aggregate of 1,000,000 shares of common stock. In addition, the maximum number of shares of common stock subject to awards of any combination that may be granted under the Plan during any fiscal year to any one individual is limited to 100,000 shares of common stock.

These limits will be adjusted to reflect any stock dividends, stock splits, split-ups, recapitalizations, mergers, consolidations, business combinations or exchanges of shares and the like. If any award, or portion of an award, under the Plan expires or terminates unexercised, becomes unexercisable, is unearned, is settled in cash without delivery of shares, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of common stock are repurchased by or surrendered to us in connection with any award, or if any shares are withheld by us, the shares subject to such award and the repurchased, surrendered, and withheld shares will thereafter be available for further awards under the Plan. Any shares that are surrendered to or repurchased or withheld by us or are otherwise forfeited will not be available for purchase pursuant to incentive stock options intended to qualify under section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

As of March 22, 2010, the fair market value of one share of common stock, determined by the last reported sale price per share on that date as quoted on the NYSE was $27.13.

Types of Awards

The Plan allows for the grant of stock options, stock appreciation rights, stock awards, phantom stock awards, performance awards, and other stock-based awards. The administrator may grant these awards separately or in tandem with other awards. The administrator will also determine the prices, expiration dates and other material conditions governing the exercise of the awards. We, or any of our affiliates, may make or guarantee loans to assist grantees in exercising awards and satisfying any withholding tax obligations arising from awards, to the extent permitted by law.

Stock Options

The administrator may grant awards of either incentive stock options, as that term is defined in section 422 of the Internal Revenue Code, or nonqualified stock options. Only our employees or employees of our subsidiaries, however, may receive incentive stock option awards. Incentive stock options must have an exercise price at least equal to fair market value on the date of grant, but nonqualified stock options may be granted with an exercise price less than fair market value. The option holder may pay the exercise price in cash, by tendering shares of common stock, by a combination of cash and shares, or by any other means the administrator approves. The Plan provides that the administrator shall not have the right to reprice, replace, regrant through a cancellation or otherwise modify or make a cash payment with respect to any outstanding stock option.

Stock Appreciation Rights

The administrator may grant awards of stock appreciation rights which entitle the holder to receive a payment in cash, in shares of common stock, or in a combination of both, having an aggregate value equal to the spread on the date of exercise between the fair market value of the underlying shares on that date and the base price of the shares specified in the grant agreement. The Plan provides that the administrator shall not have the right to reprice, replace, regrant through a cancellation or otherwise modify or make a cash payment with respect to any outstanding stock appreciation right.

Stock and Phantom Stock Awards

The Plan allows the administrator to grant restricted or unrestricted stock awards, or awards denominated in stock-equivalent units to eligible participants with or without payment of consideration by the grantee. Stock awards and phantom stock awards may be paid in cash, in shares of common stock, or in a combination of both.

Performance Awards

The administrator may grant performance awards which become payable in cash, in shares of common stock, or in a combination of both, on account of attainment of one or more performance goals established by the administrator. The administrator may establish performance goals based on our total shareholder return, or one or more other business criteria related to our company, or that of our affiliates, that the administrator may select that apply to an individual or group of individuals, a business unit, or us or our affiliates as a whole, over such performance period as the administrator may designate.

Other Stock-Based Awards

The administrator may grant other stock-based awards which may be denominated in cash, shares of common stock, or other securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into shares of common stock, or any combination of the foregoing. These awards may be paid in shares of common stock or other securities, in cash, or in a combination of shares of common stock, other securities and cash.

Administration

The Plan is administered by our board of directors but may be administered by a committee or committees, such as our compensation and governance committee, as the board of directors may appoint from time to time. The administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine who is eligible for awards, and when such awards will be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares covered by or used for reference purposes for each award; (iv) impose such terms, limitations, restrictions and conditions upon any award as the administrator deems appropriate; (v) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding award may not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an award following the death, disability or retirement of the grantee or a change in control of our company or termination of our management agreement; (vii) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period, and (viii) establish sub-plans or grant awards in foreign jurisdictions.

Adjustments to Awards

In the event of a stock dividend of, or stock split or reverse stock split affecting our shares of common stock, (i) the maximum number of shares as to which we may grant awards under the Plan and the maximum number of shares with respect to which we may grant awards during any one fiscal year to any individual, and (ii) the number of shares covered by and the exercise price and other terms of outstanding awards, will be adjusted to reflect such event unless the board of directors determines that no such adjustment will be made.

Except as provided above, in the event of any change affecting our shares of common stock, our company or our capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a “change in control” of our company (as defined in the Plan), the administrator, in its discretion and without the consent of the holders of the awards, will make (i) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Plan (in the aggregate and with respect to any individual during any one fiscal year of our company), and (ii) any adjustments in outstanding awards, including but not limited to modifying the number, kind and price of securities subject to awards.

In the event of any transaction resulting in a “change in control” of the Company (as defined in the Plan), outstanding stock options and other awards that are payable in or convertible into shares of common stock will terminate upon the effective time of the “change in control” unless provision is made for the continuation, assumption, or substitution of the awards by the surviving or successor entity or its parent. In the event of such termination, (i) the outstanding stock options and other awards that will terminate upon the effective time of the “change in control” shall become fully vested immediately before the effective time of the “change in control,” and (ii) the holders of stock options and other awards under the Plan will be permitted, immediately before the “change in control,” to exercise or convert all portions of such stock options or other awards which are then exercisable or convertible.

Without the consent of award holders, the administrator may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us, or the financial statements of our company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Prohibition on Repricing

The Plan provides that the administrator shall not have the right to reprice, replace, regrant through a cancellation or otherwise modify or make a cash payment with respect to any outstanding stock option or stock appreciation right.

Awards Under the Plan

Because participation and the types of awards available for grant under the Plan are subject to the discretion of the administrator, the benefits or amounts that any participant or groups of participants will receive are not currently determinable.

Amendment and Termination

Our board of directors may terminate, amend or modify the Plan or any portion thereof at any time, except to the extent any such amendment or modification requires shareholder approval under the rules of the NYSE.

Federal Income Tax Consequences

The following is a general summary of the current federal income tax treatment of stock options, which are authorized for grant under the Plan, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

Incentive Stock Options

An optionholder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under section 422 of the Internal Revenue Code. Optionholders who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionholder satisfies such holding periods, upon a sale of the shares, our company will not be entitled to any deduction for federal income tax purposes. If an optionholder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “Disqualifying Disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionholder upon the Disqualifying Disposition of the shares generally will result in a deduction by our company for federal income tax purposes.

Nonqualified Stock Options

Options not designated or qualifying as incentive stock options will be nonqualified stock options having no special tax status. An optionholder generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionholder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionholder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to our company with respect to the grant of a nonqualified stock option or the sale of the shares acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionholder as a result of the exercise of a nonqualified stock option.

Other Considerations

The Internal Revenue Code does not allow publicly-held corporations to deduct compensation in excess of $1 million paid to the corporation’s chief executive officer and its four other most highly compensated executive officers. However, if a portion of the compensation is payable based on the attainment of one or more performance goals and certain other statutory requirements are satisfied, that portion of the compensation is not included in the $1 million limitation on deductibility. We intend for compensation arising from grants of awards under the Plan which are based on performance goals, and stock options and stock appreciation rights granted at fair market value, to be deductible by our company as performance-based compensation not subject to the $1 million limitation on deductibility.

The board of directors recommends a vote FOR the approval of the 2010 Equity Incentive Plan.

AUDIT COMMITTEE REPORT

The audit committee oversees the company’s financial reporting process on behalf of the board of directors, in accordance with the audit committee charter. Management is responsible for the company’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing opinions on the conformity of the company’s audited financial statements with accounting principles generally accepted in the Unites States of America and on the effectiveness of the company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the audit committee reviewed with management and Ernst & Young LLP the audited financial statements for the year ended December 31, 2009 and the reports on the effectiveness of the company’s internal control over financial reporting as of December 31, 2009 contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2009, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee also reviewed and discussed with management and Ernst & Young LLP the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures” included in the Annual Report on Form 10-K for the year ended December 31, 2009.

In addition, the audit committee received and discussed the written disclosures and the letter from Ernst & Young LLP that are required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the audit committee concerning independence, discussed with Ernst & Young LLP the firm’s independence from management and the audit committee, and discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In reliance on the reviews and discussions referred to above, prior to the filing of the company’s Annual Report on Form 10-K for the year ended December 31, 2009 with the SEC, the audit committee recommended to the board of directors (and the board approved) that the audited financial statements be included in such Annual Report for filing with the SEC.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting. Members of the audit committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact “independent.”

Submitted by the audit committee of the board of directors

Thomas D. Wren (Chairman)

Ira G. Kawaller

Jeffrey D. Miller

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of March 19, 2010, with respect to:

•	each of our directors;

•	each of our executive officers;

•	each shareholder of our company that is known to us to be the beneficial owner of more than 5% of our common stock based upon filings made with the SEC; and

•	all directors and executive officers as a group.

Unless otherwise indicated, the business address for each of the identified shareholders is 110 Oakwood Drive, Suite 340, Winston Salem, North Carolina 27103. Except as indicated in the footnotes below, none of the executive officers or directors has pledged his shares of common stock as collateral.

Name of Beneficial Owner	Shares of Common Stock(1)	Percent of Common Stock(2)

Michael R. Hough (3)	99,663	*

Benjamin M. Hough (4)	89,965	*

Kenneth A. Steele (5)	58,814	*

William H. Gibbs, Jr. (6)	52,429	*

Frederick J. Boos, II (7)	41,382	*

David W. Berson	5,534	*

Ira G. Kawaller	7,234	*

Jeffrey D. Miller	5,534	*

Thomas D. Wren	5,534	*

All directors and executive officers as a group (9 persons)	366,089	1.0%

BlackRock, Inc. (8)	2,368,579	6.5%

T. Rowe Price Associates, Inc. (9)	1,833,900	5.1%

*	Represents ownership of less than 1.0%.
(1)

In accordance with SEC rules, each listed person’s beneficial ownership includes: (1) all shares the investor actually owns beneficially or of record; (2) all shares over which the investor has or shares voting or dispositive control; and (3) all shares the investor has the right to acquire within 60 days (such as upon the exercise of options that are currently vested or which are scheduled to vest within 60 days). For purposes of this table, we have assumed the options granted in connection with our initial private offering in November 2007 will vest in the next 60 days.

(2)	Based on 36,287,763 shares of our common stock outstanding on a fully diluted basis as of March 19, 2010.
(3)

The number of shares beneficially owned includes options to purchase 24,300 shares of our common stock issued pursuant to the 2007 Equity Incentive Plan on November 5, 2007. Mr. Hough has sole voting and dispositive power with respect to 97,299 shares of common stock and shared voting and dispositive power with respect to 2,364 shares of common stock held indirectly through Atlantic Capital Advisors LLC.

(4)

The number of shares beneficially owned includes options to purchase 21,262 shares of our common stock issued pursuant to the 2007 Equity Incentive Plan on November 5, 2007. Mr. Hough has sole voting and dispositive power with respect to 87,774 shares of common stock, shared voting and dispositive power with respect to 2,091 shares of common stock held indirectly through Atlantic Capital Advisors LLC and shared voting and dispositive power with respect to 100 shares of common stock held by a family member.

(5)

The number of shares beneficially owned includes options to purchase 15,188 shares of our common stock issued pursuant to the 2007 Equity Incentive Plan on November 5, 2007. Mr. Steele has sole voting and dispositive power with respect to 57,087 shares of common stock and shared voting and dispositive power with respect to 1,727 shares of common stock held indirectly through Atlantic Capital Advisors LLC.

(6)

The number of shares beneficially owned includes options to purchase 12,150 shares of our common stock issued pursuant to the 2007 Equity Incentive Plan on November 5, 2007. Mr. Gibbs has sole voting and dispositive power with respect to 50,702 shares of common stock and shared voting and dispositive power with respect to 1,727 shares of common stock held indirectly through Atlantic Capital Advisors LLC.

(7)

The number of shares beneficially owned includes options to purchase 8,100 shares of our common stock issued pursuant to the 2007 Equity Incentive Plan on November 5, 2007. Mr. Boos has sole voting and dispositive power with respect to 40,200 shares of common stock and shared voting and dispositive power with respect to 1,182 shares of common stock.

(8)

This information and the information in this footnote was obtained from a Schedule 13G filed with the SEC on January 29, 2010. The business address for this shareholder is 40 East 52nd Street, New York, New York 10022. BlackRock, Inc., in its capacity as the parent holding company of several subsidiaries, is deemed to have sole power to vote or to direct the vote with respect to all of the shares of common stock and is deemed to have sole power to dispose or to direct the disposition with respect to all of the shares of common stock. Various persons have the right to receive, or the power to direct receipt of, dividends from, or the proceeds from the sale of, such securities. No such person is known to BlackRock, Inc. to have such right or power with respect to more than five percent of the common stock.

(9)

This information and the information in this footnote was obtained from a Schedule 13G/A filed with the SEC on February 12, 2010. The business address for this shareholder is 100 E. Pratt Street, Baltimore, Maryland 21202. T. Rowe Price Associates, Inc. has sole voting power with respect to 593,500 shares of common stock and sole dispositive power with respect to 1,833,900 shares of common stock. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaimed that it is, in fact, the beneficial owner of such securities. Those individual and institutional investors have the right to receive, or the power to direct receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to Price Associates to have such right or power with respect to more than five percent of the common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“10% Holders”), to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Holders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2009 the executive officers, directors and 10% Holders timely filed all reports they were required to file under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 5, 2007, we executed a management agreement with Atlantic Capital Advisors LLC, our manager, pursuant to which our manager provides for the day-to-day management of our operations. The management agreement requires our manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. All of our executive officers also serve as officers of our manager and of ACM, another real estate investment trust managed by our manager that has similar investment objectives to ours. Furthermore, two of our non-independent directors, Michael R. Hough and Benjamin M. Hough, also serve as directors of ACM. These officers and directors and own a controlling interest in our manager. We incurred approximately $8.7 million in management fees under the management agreement for the year ended December 31, 2009.

The initial term of the management agreement expires on November 5, 2010 and will be automatically renewed for a one-year term on such date and on each anniversary date thereafter unless terminated as described below. Our independent directors review our manager’s performance periodically and, following the initial term, the management agreement may be terminated upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of our outstanding common stock, based upon (1) unsatisfactory performance that is materially detrimental to us or (2) a determination that the management fees payable to our manager are not fair, subject to our manager’s right to prevent such a termination pursuant to clause (2) by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors and our manager. We must provide 180 days’ prior notice of any such termination and our manager will be paid a termination fee equal to three times the average annual management fee earned by the manager during the two years immediately preceding termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

We may in the future become self-managed, and we may do so in a variety of ways, including by (1) effectively terminating the management agreement in connection with a transaction that results in us acquiring or otherwise assuming control of our manager, or (2) actually terminating the management agreement in connection with a transaction that results in us hiring substantially all of the management team of the manager. We refer to these two events as an Atlantic Capital Internalization. Although we are generally obligated to pay a termination fee to the manager if we elect to terminate the management agreement, other than for cause (as that term is defined in the agreement), prior to the completion of the initial term or during a renewal term, if an Atlantic Capital Internalization occurs within 36 months following the completion of our initial private offering in November 2007, then we will not be required to pay any fee in connection with terminating the management agreement or otherwise in connection with the transaction, other than assuming the liabilities of the manager related to our management and other than any consideration to compensate the manager for terminating or our acquiring any business of the manager other than its management of us. If an Atlantic Capital Internalization occurs after 36 months following the completion of our initial private offering in November 2007, then we will negotiate the compensation to be paid to our manager in good faith, but in any case, such compensation shall not exceed two times the average annual management fee earned by the manager during the two years immediately preceding the transaction whereby we become self managed, other than assuming the liabilities of the manager related to our management and other than any consideration to compensate the manager for terminating or our acquiring any business of the manager other than its management of us.

We may also terminate the management agreement without payment of the termination fee with 30 days’ prior written notice for cause, which is defined as (1) our manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof, (2) our manager’s engagement in any act of fraud, misappropriation of funds, or embezzlement against us, (3) our manager’s gross negligence, bad faith, willful misconduct or reckless disregard in the performance of its duties under the management agreement, (4) the commencement of any proceeding relating to our manager’s bankruptcy or insolvency that is not withdrawn within 60 days or in certain other instances where our manager becomes insolvent, (5) the dissolution of our manager (unless the directors have approved a successor under the management agreement) or (6) a change of control (as defined in the management agreement) of our manager. Cause does not include unsatisfactory performance, even if that performance is materially detrimental to our business. Our manager may terminate the management agreement, without payment of the termination fee, in the event we become regulated as an investment company under the Investment Company Act of 1940. Furthermore, our manager may decline to renew the management agreement by providing us with 180 days’ written notice. Our manager may also terminate the management agreement upon 60 days’ written notice if we default in the performance of any material term of the management agreement and the default continues for a period of 30 days after written notice to us, whereupon we would be required to pay our manager a termination fee in accordance with the terms of the management agreement.

We indemnify our directors and executive officers to the fullest extent permitted by Maryland law so that they will be free from undue concern about personal liability in connection with their service to our company. This is required under our bylaws, and we have also entered into agreements with those individuals contractually obligating us to provide this indemnification to them.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 2011 annual meeting of shareholders must be received by the corporate secretary of the company no later than November 26, 2010 in order to be considered for inclusion in our proxy statement relating to the 2011 meeting pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”).

Our bylaws currently provide that in order for a proposal of a shareholder to be presented at our 2011 annual meeting of shareholders, other than a shareholder proposal included in our proxy statement pursuant to Rule 14a-8, it must be received at our principal executive offices no earlier than the close of business on October 27, 2010 and on or before November 26, 2010. If the 2011 annual meeting of shareholders is scheduled to take place before April 5, 2011 or after June 4, 2011, then notice must be delivered no earlier than the close of business on the 150th day prior to the 2011 annual meeting of shareholders and not later than the close of business on the later of the 120th day prior to the 2011 annual meeting of shareholders or the tenth day following the day on which public announcement of the date of the 2011 annual meeting of shareholders is first made public by our company. Any such proposal should be mailed to: Hatteras Financial Corp., 110 Oakwood Drive, Suite 340, Winston Salem, North Carolina 27103, Attention: Corporate Secretary. A copy of the bylaws may be obtained from our corporate secretary by written request to the same address.

By Order of the Board of Directors

Kenneth A. Steele
Chief Financial Officer, Secretary and Treasurer

Winston Salem, North Carolina

March 26, 2010

APPENDIX A

HATTERAS FINANCIAL CORP.

2010 EQUITY INCENTIVE PLAN

1.	Establishment, Purpose and Types of Awards

Hatteras Financial Corp. (the “Company”), hereby establishes the Hatteras Financial Corp. 2010 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve shareholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available persons.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonstatutory stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c) “Award” means any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means: (i) the acquisition (other than from the Company) in one or more transactions by any Person, as defined in this Section 2(e), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that for purposes of any Award or subplan that constitutes a “nonqualified deferred compensation plan,” within the meaning of Code section 409A, the Administrator, in its discretion, may specify a different definition of Change in Control in order to comply with the provisions of Code section 409A. For purposes of this Section 2(e), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the Common Stock in a registered public offering.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g) “Common Stock” means shares of common stock of the Company, par value of $.001 per share.

(h) “Fair Market Value” means, with respect to a share of the Company’s Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, “Fair Market Value” means, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator’s discretion, quoted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, or the Nasdaq Global Market; (ii) the last sale price on the relevant date quoted on the Nasdaq Capital Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator’s discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date but the shares are so listed, then Fair Market Value shall be determined as of the last date before the relevant date on which trading of the Common Stock did occur. For all purposes under this Plan, the term “relevant date” as used in this Section 2(h) means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator’s discretion.

(i) “Grant Agreement” means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

(i) “Manager” means the person or persons, if any, appointed or employed by or contracted with the Company from time to time and responsible for directing or performing day-to-day business affairs or operations of the Company, including any person or persons to whom the Manager subcontracts any of such functions. The initial Manager is Atlantic Capital Advisors LLC.

3.	Administration

(a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time. To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Awards (other than stock Awards) to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator.

(b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 6 or 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award following the death, disability or retirement of the participant or the change in control of the Company or the termination of the Company’s management agreement; (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

Notwithstanding any provision of the Plan to the contrary, neither the Board nor the Administrator shall have the authority to take any of the following actions, unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event: (i) the reduction of the exercise price of any outstanding stock option or Stock Appreciation Right under the Plan; (ii) the cancellation of any outstanding stock option or Stock Appreciation Right under the Plan and the grant in substitution therefor of (1) a new stock option or Stock Appreciation Right under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (2) a restricted stock Award (including a share bonus), (3) an other stock-based Award, (4) a phantom stock Award, (5) a performance award, (6) cash and/or (7) other valuable consideration (as determined by the Board, in its sole discretion); or (iii) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its shareholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.	Shares Available for the Plan; Maximum Awards

Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 1,000,000 shares of Common Stock. All of such shares of Common Stock shall be awardable for issuance as incentive stock options to qualify under Code section 422. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the

Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or repurchased or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be limited to 100,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.	Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, the Manager or of any Affiliate of the Company or the Manager, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.	Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonstatutory stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Code section 422. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonstatutory stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). A SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem stock option Award to which the SAR is related. No SAR shall have a term longer than ten years’ duration. Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of a SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

(d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units (“phantom stock”) in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a shareholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

(e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Notwithstanding anything to the contrary herein, certain awards granted under this Section 6(e) may be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Administrator for a performance period established by the Administrator (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) revenues or sales; (xiv) costs; (xv) cash flow, funds from operations or similar measure; and (xvi) return on assets. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to prior years for the Company, one or more peer group companies or indices, or any combination thereof, all as the Administrator shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Administrator shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Administrator. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Administrator. The amount of the Performance-Based Award determined by the Administrator for a performance period shall be paid to the participant at such time as determined by the Administrator in its sole discretion after the end of such performance period; provided, however, that a participant may, if and to the extent permitted by the Board and consistent with the provisions of Sections 162(m) and 409A of the Code, elect to defer payment of a Performance-Based Award.

(f) Other Stock-Based Awards. The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7.	Miscellaneous

(a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(b) Loans. To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(d) Adjustments for Corporate Transactions and Other Events.

(i)	Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii)

Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards.

(iii)	Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards, as determined in the sole discretion of the Administrator, of, the surviving or successor entity or a parent thereof. In the event of such termination, (A) the outstanding stock options and other Awards that will terminate upon the effective time of the Change in Control shall become fully vested immediately before the effective time of the Change in Control, and (B) the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control.

(iv)	Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(g) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(i) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of North Carolina, without regard to its conflict of laws principles.

(j) 409A Savings Clause. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent, that such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(k) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the shareholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the shareholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

PLAN APPROVAL

Date Approved by the Board: March 23, 2010

Date Approved by the Shareholders:

ANNUAL MEETING OF SHAREHOLDERS OF

HATTERAS FINANCIAL CORP.

May 5, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The notice of meeting, proxy statement, proxy card and annual report to shareholders are available at

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15639

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  

¢	20630300000000000000 0	050510

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS
SHOWN HERE ☒

FOR AGAINST ABSTAIN
1. ELECTION OF DIRECTORS: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Michael R. Hough O Benjamin M. Hough O David W. Berson O Ira G. Kawaller O Jeffrey D. Miller O Thomas D. Wren		2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010.	☐ ☐ ☐
			3.	APPROVAL OF THE 2010 EQUITY INCENTIVE PLAN.	☐ ☐ ☐

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

☐	¢

HATTERAS FINANCIAL CORP.

Proxy for Annual Meeting of Shareholders on May 5, 2010

Solicited on Behalf of the Board of Directors

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Michael R. Hough, Benjamin M. Hough and Kenneth A. Steele, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Hatteras Financial Corp., to be held May 5, 2010 at Old Town Club, 2875 Old Town Club Road, Winston Salem, North Carolina 27106, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

¢	14475 ¢